================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-KA

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) January 22, 1999
                                                        ----------------
                               PATRIOT BANK CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Pennsylvania                   0-26744               23-2820537
    ----------------------------         -----------           -------------
    (State or other jurisdiction         (Commission           (IRS Employer
          of incorporation)              File Number)           Ident. No.)

    High and Hanover Streets, Pottstown Pennsylvania           19464
    ------------------------------------------------         ----------
         (Address of principal executive offices)            (Zip Code)

       Registrant's telephone number, including area code (610) 323-1500
                                                          --------------
                                       N/A
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

================================================================================

Item 5. Other Events.
---------------------

     On January 22, 1999 the consolidation of Patriot Bank Corp. ("Patriot") with First Lehigh Corporation ("First Lehigh") to form a new Pennsylvania corporation named Patriot Bank Corp. was completed. In connection with the transaction First Lehigh Bank was merged with and into Patriot Bank.

     The acquisition will be treated as a purchase for financial accounting purposes.

Item 7. Financial Statements and Exhibits.
------------------------------------------

     (a) Financial Statements of Businesses Acquired.

          (i) Audited Balance Sheets of First Lehigh Corporation as of December 31, 1998 and 1997.

          (ii) Audited Statements of Operations of First Lehigh Corporation for the two years ended December 31, 1998.

          (iii) Audited Statement of Changes in Shareholders' Investment for the two years ended December 31, 1998.

          (iv) Audited Statements of Cash Flow of First Lehigh Corporation for the two years ended December 31, 1998.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     PATRIOT BANK CORP.

Dated:  April 7, 1999

                                     By /s/ Richard A. Elko
                                        -----------------------------
                                            Richard A. Elko
                                            Executive Vice President and Chief
                                            Financial Officer

                            FIRST LEHIGH CORPORATION
                                AND SUBSIDIARIES
                                ================

                        CONSOLIDATED FINANCIAL STATEMENTS
                               FOR THE YEARS ENDED
                           DECEMBER 31, 1998 AND 1997
                                       AND
                          INDEPENDENT AUDITORS' REPORT

                                TABLE OF CONTENTS
                                =================

                                                                          Page
                                                                          ----

INDEPENDENT AUDITORS' REPORT                                               2

CONSOLIDATED FINANCIAL STATEMENTS:
   Balance Sheet                                                           3
   Statement of Operations                                                4-5
   Statement of Changes in Shareholders' Investment                        6
   Statement of Cash Flows                                                7-8
   Notes to Financial Statements                                         9-34


                                   ----------

                         INDEPENDENT AUDITORS' REPORT
                         ============================

To the Shareholders and
    Board of Directors of
    First Lehigh Corporation:

     We have audited the accompanying consolidated balance sheets of First Lehigh Corporation and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, changes in shareholders' investment and cash flows for the years then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Lehigh Corporation and subsidiaries at December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.





Wilkes-Barre, Pennsylvania
January 21, 1999, except for Notes 1 and 21
    as to which the date is January 22, 1999

                       FIRST LEHIGH CORPORATION AND SUBSIDIARIES
                       =========================================

                              CONSOLIDATED BALANCE SHEET
                              DECEMBER 31, 1998 AND 1997
                                    (In thousands)
-------------------------------------------------------------------------------------------
                                                                          1998       1997
-------------------------------------------------------------------------------------------
                                        ASSETS
                                        ======
      CASH AND DUE FROM BANKS                                           $  6,518   $  7,470

      FEDERAL FUNDS SOLD                                                   1,350        611

      TRADING SECURITIES                                                   7,715      7,571

      SECURITIES AVAILABLE-FOR-SALE                                       33,528     17,908

      SECURITIES HELD-TO-MATURITY (Fair value of $1,094
           and $3,990)                                                     1,070      4,085

      LOANS (Net of $1,160 and $1,586 allowance for loan losses)          50,550     62,820

      PREMISES AND EQUIPMENT                                               4,161      4,365

      FORECLOSED ASSETS HELD FOR SALE, Net                                    --      1,597

      OTHER ASSETS                                                         1,542      2,292
                                                                        --------   --------
                             TOTAL ASSETS                               $106,434   $108,719
                                                                        ========   ========

                             LIABILITIES AND SHAREHOLDERS' INVESTMENT
                             ========================================


      DEPOSITS:
           Noninterest-bearing                                          $ 11,386   $ 11,258
           Interest-bearing                                               83,099     80,888
                                                                        --------   --------

                    Total deposits                                        94,485     92,146

      LONG-TERM DEBT                                                       2,062      1,214

      OTHER LIABILITIES                                                      571        909
                                                                        --------   --------

                    Total liabilities                                     97,118     94,269

      SHAREHOLDERS' INVESTMENT                                             9,316     14,450
                                                                        --------   --------

                             TOTAL LIABILITIES AND
                                SHAREHOLDERS' INVESTMENT                $106,434   $108,719
                                                                        ========   ========

-------------------------------------------------------------------------------
                    See Notes to Consolidated Financial Statements

                   FIRST LEHIGH CORPORATION AND SUBSIDIARIES
                   =========================================

                      CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                     (In thousands, except per share data)
---------------------------------------------------------------------------------
                                                               1998        1997
---------------------------------------------------------------------------------
      INTEREST INCOME:
           Interest and fees on loans                         $ 5,215    $ 5,824
           Interest and dividends on investment securities:
              Taxable interest income                           1,577      1,660
              Dividends                                           185        154
           Interest on overnight funds                            363        168
                                                              -------    -------

                    Total interest income                       7,340      7,806
                                                              =======    =======

      INTEREST EXPENSE:
           Interest on deposits                                 3,526      3,579
           Interest on long-term debt                             115        108
           Interest on other borrowed funds                        --         26
                                                              -------    -------

                    Total interest expense                      3,641      3,713
                                                              =======    =======

      NET INTEREST INCOME                                       3,699      4,093
      PROVISION FOR LOAN LOSSES                                   140      1,003
                                                              -------    -------

      NET INTEREST INCOME AFTER PROVISION
           FOR LOAN LOSSES                                      3,559      3,090
                                                              -------    -------

      OTHER INCOME:
           Service charges, fees and other income                 544        492
           Gain on sale of foreclosed assets, net                  15         49
           Rental income                                          183        191
           Realized gains on securities available-for-sale          4         22
           Gain on sale of deposits                                --        478
           Gain on sale of real estate                             --        183
           Litigation settlement                                   --        184
                                                              -------    -------

                    Total other income, net                       746      1,599
                                                              =======    =======

      LOSS (INCOME) ON TRADING SECURITIES:
           Realized                                               512      2,528
           Unrealized                                          (1,727)     1,163
                                                              =======    =======

                    Total (loss) income, net                   (1,215)     3,691
                                                              =======    =======

                   FIRST LEHIGH CORPORATION AND SUBSIDIARIES
                   =========================================

                      CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                     (In thousands, except per share data)
---------------------------------------------------------------------------------
                                                                1998       1997
---------------------------------------------------------------------------------
      OTHER EXPENSES:
           Salaries and employee benefits                     $ 1,707    $ 1,633
           Loss on bulk sale of loans and foreclosed assets     2,822         --
           Net occupancy expense                                  406        442
           Equipment expense                                      199        209
           FDIC insurance                                          39        106
           Foreclosed asset expenses                              249      1,175
           Other                                                1,546      1,812
                                                              -------    -------

                    Total other expenses                        6,968      5,377
                                                              =======    =======

      NET (LOSS) INCOME                                       $(3,878)   $ 3,003
                                                              -------    -------

      EARNINGS (LOSS) PER SHARE - BASIC                       $ (2.10)   $  1.28
                                                              -------    -------

      EARNINGS (LOSS) PER SHARE - DILUTED                     $ (2.10)   $  0.86
                                                              -------    -------


                    FIRST LEHIGH CORPORATION AND SUBSIDIARIES
                    =========================================

          CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' INVESTMENT
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                  (In thousands, except for share information)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                              CONTRIBUTED      ACCUMULATED
                                            SENIOR            SERIES A                         CAPITAL IN         OTHER    TOTAL
                                           PREFERRED          PREFERRED                          EXCESS           COMPRE-  SHARE-
                                       .....STOCK......  ......STOCK.....  ..COMMON STOCK....    OF PAR  RETAINED HENSIVE  HOLDERS'
                                       SHARES   AMOUNT   SHARES    AMOUNT  SHARES      AMOUNT     VALUE  EARNINGS INCOME  INVESTMENT
-----------------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1996           900,363    $9     682,000     $7   2,000,000      $20      $9,021   $ 3,227  $(274) $ 12,010
                                                                                                                           --------
Comprehensive income:                                                                                        3,003            3,003
     Net income
     Change in net unrealized gains on
        securities available-for-sale,
        net of reclassification adjustment                                                                            249       249
                                                                                                                           --------
           Comprehensive income                                                                                               3,252
                                                                                                                           --------

ISSUANCE OF COMMON STOCK
     UNDER STOCK BONUS PLAN                                                  50,000                  150                        150
DIVIDENDS DECLARED ON
     SENIOR PREFERRED AND
     SERIES A PREFERRED STOCK                                                                                 (962)            (962)
                                       -------    --     -------     --   ---------      ---      ------   -------   ----  --------
BALANCE AT DECEMBER 31, 1997           900,363     9     682,000      7   2,050,000       20       9,171     5,268    (25)   14,450
                                                                                                                           --------
Comprehensive income:
     Net income                                                                                             (3,878)          (3,878)
     Change in net unrealized gains on
        securities available-for-sale,
        net of reclassification adjustment                                                                            133       133
                                                                                                                           --------
           Comprehensive income                                                                                              (3,745)
                                                                                                                           --------

DIVIDENDS DECLARED ON
     SENIOR PREFERRED AND
     SERIES A PREFERRED STOCK                                                                               (1,389)          (1,389)

CONVERSION OF SENIOR
     PREFERRED STOCK INTO
     COMMON STOCK                       (6,140)                               6,140                                              --
                                       -------    --     -------     --   ---------      ---      ------   -------   ----  --------

BALANCE AT DECEMBER 31, 1998           894,223    $9     682,000     $7   2,056,140      $20      $9,171   $     1   $108    $9,316
                                       =======    ==     =======     ==   =========      ===      ======   =======   ====    ======


-------------------------------------------------------------------------------
                    See Notes to Consolidated Financial Statements


                   FIRST LEHIGH CORPORATION AND SUBSIDIARIES
                   =========================================

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                                 (In thousands)
-----------------------------------------------------------------------------------------------
                                                                              1998       1997
-----------------------------------------------------------------------------------------------
      CASH FLOWS FROM OPERATING ACTIVITIES:
           Net (loss) income                                               $(3,878)     $3,003
           Adjustments to reconcile net (loss) income to net cash
              (used in) provided by operating activities:
                 Realized loss (gains) on securities available-for-sale          4         (22)
                 Loss (gain) on sale of foreclosed assets, net                  23         (49)
                 Gain on sale of deposits                                       --         478
                 Provision for loan losses                                     140       1,003
                 Provision for foreclosed assets losses                         17         655
                 Depreciation of premises and equipment                        290         182
                 Amortization                                                   46          14
                 (Gain) loss on disposal of equipment                          (12)         27
                 Loss on bulk sale of loans and foreclosed assets            2,822          --
                 Net increase in trading securities                           (144)     (1,262)
                 Losses (gains) on sale of other assets                        124        (183)
                 Change in:
                    Other assets                                               254         184
                    Other liabilities                                         (115)       (220)
                                                                          --------    --------
                       Net cash (used in) provided by
                          operating activities                                (429)      3,810
                                                                          --------    --------
      CASH FLOWS FROM INVESTING ACTIVITIES:
           Purchases of securities available-for-sale                      (28,439)         --
           Proceeds from the maturity of securities available-for-sale      15,921       2,325
           Proceeds from bulk sale of loans and foreclosed assets            6,716          --
           Net decrease (increase) in loans                                  3,023      (1,526)
           Proceeds from sales of foreclosed assets                          1,120       3,287
           Proceeds from surrender of life insurance policies                  285          --
           Proceeds from sales of other assets                                 150         484
           Proceeds from sales of premises and equipment                        37          --
           Capital expenditures for premises and equipment                    (111)       (450)
           Capital expenditures for foreclosed assets                          (61)       (101)
           Proceeds from the sale of securities available-for-sale              --       1,952
                                                                          --------    --------
                       Net cash (used in) provided by
                          investing activities                              (1,359)      5,971
                                                                          --------    --------


                   FIRST LEHIGH CORPORATION AND SUBSIDIARIES
                   =========================================

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                                 (In Thousands)
---------------------------------------------------------------------------------
                                                           1998      1997
---------------------------------------------------------------------------------
      CASH FLOWS FROM FINANCING ACTIVITIES:
           Net increase in deposits                       $2,339     $2,549
           Proceeds from long-term debt                    1,016         --
           Dividend payments                              (1,612)      (740)
           Payments on long-term debt                       (168)      (109)
           Sale of deposit accounts                           --     (6,820)
           Net decrease in other borrowed funds               --     (1,200)
                                                          ------     ------

                       Net cash provided by (used in)
                          financing activities             1,575     (6,320)
                                                          ------     ------

      NET (DECREASE) INCREASE IN
           CASH AND CASH EQUIVALENTS                        (213)     3,461

      CASH AND CASH EQUIVALENTS, BEGINNING                 8,081      4,620
                                                          ------     ------

      CASH AND CASH EQUIVALENTS, ENDING                   $7,868     $8,081
                                                          ------     ------

      SUPPLEMENTARY DISCLOSURE:
           Cash paid for interest                         $3,643     $3,712
                                                          ------     ------

           Cash paid for income taxes                     $   22     $   47
                                                          ======     ======


-------------------------------------------------------------------------------
                    See Notes to Consolidated Financial Statements

                  FIRST LEHIGH CORPORATION AND SUBSIDIARIES
                  =========================================

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

 1. ADMINISTRATIVE ORDER AND OTHER REGULATORY AGREEMENTS

    First Lehigh Corporation (the "Company") and First Lehigh Bank (the "Bank") were subject to and consented to the following regulatory orders and agreements: (i) effective February 28, 1996, the Company and the Bank entered into an Administrative Order (the "Pennsylvania Order") with the Pennsylvania Department of Banking (the "Department"), which replaced an earlier order entered into in 1993; (ii) on April 29, 1996, the Bank entered into a Memorandum of Understanding (the "Memorandum of Understanding") with the Federal Deposit Insurance Corporation ("FDIC"), which has replaced two cease and desist orders dating from October 1987 and June 1992; and (iii) in January 1991, the Company consented to a written agreement (the "Federal Reserve Agreement") with the Federal Reserve Bank and the Department. Under the terms of the regulatory orders and agreements, the Company and Bank were subject to additional performance objectives, restrictions on dividend payments, and certain operational restrictions and requirements.

    All of the above orders were rescinded as of January 22, 1999 upon completion of the merger with Patriot Bank (see Note 21).


2.  NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF OPERATIONS
    --------------------

      First Lehigh Corporation and its subsidiaries, Pond Associates (a partnership) and First Lehigh Bank, and First Lehigh Bank's subsidiaries (Allentown Properties, Inc., Quakertown Properties, Inc., Walnutport Properties, Inc., Walnutport Properties II, Inc., Winchester Property Management Corporation and Pond Road Properties, Inc.) (collectively the "Corporation") provide commercial banking services.

      The First Lehigh Corporation's primary regulator is the Federal Reserve Bank of Philadelphia while the primary regulator of its subsidiary, First Lehigh Bank is the Pennsylvania Department of Banking. First Lehigh Bank is also regulated and insured by the Federal Deposit Insurance Corporation.

FIRST LEHIGH CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

      First Lehigh Bank is a commercial bank which provides a variety of financial services to individuals and small business customers through its five branch offices in Walnutport, Cherryville, Bethlehem and Allentown, Pennsylvania. Its primary deposit products are passbook and statement savings accounts, certificates of deposit, NOW accounts, money market accounts, checking accounts and club accounts. Its primary lending products are secured small business loans and lines of credit, residential loans, installment loans and secured consumer loans.

    PRINCIPLES OF CONSOLIDATION
    ---------------------------

      The consolidated financial statements include the accounts of the First Lehigh Corporation and its direct and indirect subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

    USE OF ESTIMATES
    ----------------

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Estimates that are particularly susceptible to significant change relate to the determination of the allowances for loan losses and the valuation of assets acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of allowances for loan losses and for writedowns of foreclosed assets, management obtains independent appraisals for significant properties.

      A majority of the Corporation's loan portfolio consist of commercial and residential real estate loans to borrowers within the Lehigh Valley, which constitutes the primary marketing area of the institution.

      While management uses available information to recognize losses on loans and foreclosed assets, future additions to the allowances may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the allowances for loan losses and for writedowns of foreclosed assets. Such agencies may require the Corporation to recognize additions to the allowances based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the allowances for loan losses and for writedowns of foreclosed assets may change materially in the near term.

FIRST LEHIGH CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

    INVESTMENT SECURITIES
    ---------------------

      Securities held-to-maturity are debt securities for which the Bank has the positive intent and ability to hold to maturity and are reported at amortized cost.

      Trading securities are marketable equity securities held principally for resale in the near term and recorded at their fair values. Unrealized appreciation and depreciation on trading securities are included immediately in income.

      Securities available-for-sale consist of securities not classified as trading securities or securities held-to-maturity. Unrealized appreciation and depreciation, net of tax, on securities available-for-sale are reported as a net amount in a separate component of shareholders' investment until realized.

      Gains and losses on the sale of securities are determined using the specific identification method.

      Declines in the fair value of individual securities held-to-maturity and available-for-sale below their cost that are other than temporary result in write-downs of the individual securities to their fair value. Any related write-downs are included in earnings as realized losses.

      Premiums and discounts are amortized over the period to maturity using an interest method.

    LOANS
    -----

      Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

      The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due generally, when the loan is ninety days past due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received. Impaired loans are charged off when collection is considered remote.

FIRST LEHIGH CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

     LOAN FEES
     ---------

      Fees collected upon loan origination and certain direct costs of originating loans are deferred and recognized as adjustments to income over the contractual lives of the related loans as yield adjustments. Upon prepayment or other dispositions of the underlying loans before their contractual maturities, any associated unamortized fees or costs are recognized. Prior to 1988, such fees and costs were included in income when collected or paid.

    ALLOWANCE FOR LOAN LOSSES
    -------------------------

      The allowance for loan losses is maintained at a level believed adequate by management to absorb potential losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, past loan loss experience, current economic conditions, volume, growth and composition of the loan portfolio, and other relevant factors.

    PREMISES AND EQUIPMENT
    ----------------------

      Premises and equipment are stated at cost, less accumulated depreciation and amortization. The provision for depreciation and amortization is computed generally using the straight-line method.

    FORECLOSED ASSETS HELD FOR SALE
    -------------------------------

      Foreclosed assets held for sale are carried at the lower of fair value minus costs to sell or cost. The provision for foreclosed asset losses and the costs of holding and maintaining the property are included in the statement of operations caption "Foreclosed asset expenses."

    INCOME TAXES
    ------------

      Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

FIRST LEHIGH CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

    COMPREHENSIVE INCOME
    --------------------

      The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," as of January 1, 1998. Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income. The adoption of SFAS No. 130 had no effect on the Company's net (loss) income or shareholders' investment.

      The components of other comprehensive income are as follows for the years ended December 31, 1998 and 1997:

                                                                  1998    1997
                                                                  ----    ----
                                                                 (In thousands)

      Unrealized holding gains (losses) on available-for-sale     $133    $249
      securities                                                  ====    ====

    STATEMENT OF CASH FLOWS
    -----------------------

      The Corporation considers all cash and amounts due from depository institutions, interest-bearing deposits in other banks, and federal funds sold to be cash equivalents for purposes of the statement of cash flows.

      The Corporation transferred approximately $936,000 and $539,000 from loans to foreclosed assets held for sale during the years ended December 31, 1998 and 1997, respectively.

    FAIR VALUES OF FINANCIAL INSTRUMENTS
    ------------------------------------

      Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments, whether or not recognized in the statement of financial condition. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be utilized in immediate settlement of the instruments. Statement No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Corporation.

FIRST LEHIGH CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

      The following methods and assumptions were used by the Corporation in estimating its fair value disclosures for financial instruments:

         Cash and cash equivalents: The carrying amounts reported in the statement of financial condition for cash and cash equivalents approximate those assets' fair values.

         Investment securities: Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

         Loans: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying amounts. The fair values for other loans (for example, fixed rate commercial real estate and rental property mortgage loans and commercial and industrial loans) are estimated using discounted cash flow analysis, based on interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Loan fair value estimates include judgments regarding future expected loss experience and risk characteristics. The carrying amount of accrued interest receivable approximates its fair value.

         Deposits: The fair values disclosed for demand deposits (for example, interest-bearing checking accounts and passbook accounts) are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated contractual maturities on such time deposits. The carrying amount of accrued interest payable approximates fair value.

         Other borrowed funds and long-term debt: The carrying amounts of other borrowed funds and long-term debt approximate their fair values.

         Other liabilities: Commitments to extend credit were evaluated and fair value was estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparts. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates.

    DERIVATIVE FINANCIAL STATEMENTS
    -------------------------------

      The  Company  has  no   derivative   financial   instruments   requiring
      disclosure under SFAS No. 119.

FIRST LEHIGH CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

 3. CASH AND DUE FROM BANKS

    Deposits with one financial institution are insured up to $100,000. The Bank maintains cash balances with certain other financial institutions in excess of the insured amount.


 4. INVESTMENT SECURITIES

    Trading securities are comprised of marketable equity securities with a cost basis of $6,780,000 and $4,908,000 at December 31, 1998 and 1997,
    respectively. Unrealized net holding (losses) gains on trading securities of $(1,727,000) and $1,163,000 were included in earnings in 1998 and 1997, respectively.

    The amortized cost of other securities and their fair value at December 31, 1998 and 1997 were as follows (in thousands):

                                 ..................1998.................
                                             GROSS      GROSS
                                 AMORTIZED UNREALIZED UNREALIZED  FAIR
                                   COST      GAINS     LOSSES     VALUE
                                  -------   -------   -------    -------
SECURITIES AVAILABLE-
  FOR-SALE
     Obligations of the U.S.
       Treasury and other U.S.
       government agencies
       and corporations           $30,932   $   148   $   (90)   $30,990
     Other, primarily corporate
       debt securities              2,438        61       (11)     2,488
     Equity securities                 50        --        --         50
                                  -------   -------   -------    -------

          Total securities
            available-for-sale    $33,420   $   209   $  (101)   $33,528
                                  =======   =======   =======    =======


SECURITIES HELD-TO-
  MATURITY
     Obligations of the U.S.
       Treasury and other U.S.
       government agencies
       and corporations           $ 1,020   $    24   $    --    $ 1,044
     Foreign securities                50        --        --         50
                                  -------   -------   -------    -------

          Total securities
            held-to-maturity      $ 1,070   $    24   $    --    $ 1,094
                                  =======   =======   =======    =======

FIRST LEHIGH CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

                                 ..................1997.................
                                             GROSS      GROSS
                                 AMORTIZED UNREALIZED UNREALIZED  FAIR
                                   COST      GAINS     LOSSES     VALUE
                                  -------   -------   -------    -------
SECURITIES AVAILABLE-
  FOR-SALE
     Obligations of the U.S.
       Treasury and other U.S.
       government agencies
       and corporations           $15,109   $    84   $   (92)   $15,101
     Other, primarily corporate
       debt securities              2,774        19       (36)     2,757
     Equity securities                 50        --        --         50
                                  -------   -------   -------    -------

          Total securities
            available-for-sale    $17,933   $   103   $  (128)   $17,908
                                  =======   =======   =======    =======

SECURITIES HELD-TO-
  MATURITY
     Obligations of the U.S.
       Treasury and other U.S.
       government agencies
       and corporations           $ 4,035   $    --   $   (95)   $ 3,940
     Foreign securities                50        --        --         50
                                  -------   -------   -------    -------
          Total securities
            held-to-maturity      $ 4,085   $    --   $   (95)   $ 3,990
                                  =======   =======   =======    =======

FIRST LEHIGH CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

    The amortized cost and fair value of debt securities held-to-maturity and securities available-for-sale at December 31, 1998 by contractual maturity, are shown below (in thousands). Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                        SECURITIES             SECURITIES
                                    AVAILABLE-FOR-SALE      HELD-TO-MATURITY
                                    ------------------      ----------------
                                    AMORTIZED   FAIR     AMORTIZED    FAIR
                                      COST      VALUE      COST       VALUE
                                    ---------  -------   ---------   -------
    Due within one year             $   150    $   150    $    --    $    --
    Due after one year
       through five years             3,161      3,256      1,070      1,094
    Due after five years
       through ten years             13,629     13,669         --         --
    Due after ten years                 500        500         --         --
                                    -------    -------    -------    -------
    Total debt securities            17,440     17,575      1,070      1,094

    Mortgage-backed securities       15,930     15,903         --         --
                                    -------    -------    -------    -------

         Total                      $33,370    $33,478    $ 1,070    $ 1,094
                                    =======    =======    =======    =======


    The proceeds, gross gains and gross losses from the sale of available-for-sale securities during the year ended December 31, 1998 and 1997 were as follows (in thousands):

                                                       1998             1997
                                                       ----             ----

    Proceeds                                            $4             $1,952
    Gross gains                                          4                 31
    Gross losses                                        --                  9

    Investment securities with a carrying value of approximately $6,607,000 and $10,457,000 at December 31, 1998 and 1997, respectively were pledged to secure certain deposits, repurchase agreements and for other purposes as required by law.

    At December 31, 1998, there is no concentration of investments that exceed 10% of shareholders' equity for any individual issuer excluding those guaranteed by the U.S. government.

    In management's opinion, no permanent impairment of the value of any held-to-maturity or available-for-sale securities has occurred at December 31, 1998.

FIRST LEHIGH CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

 5. LOANS

    The components of loans in the consolidated balance sheet were as follows at December 31, 1998 and 1997, (in thousands):

                                                       1998          1997
                                                      ------        ------
      Commercial                                      $2,865        $3,416
      Real estate construction                         2,584         4,620
      Commercial real estate                          12,984        18,485
      Residential real estate                         24,892        24,381
      Consumer                                         4,805         6,467
      Automobile loans                                 3,688         7,267
                                                     -------       -------
                Subtotal                              51,818        64,636

      Unearned income                                    108           230
      Allowance for loan losses                        1,160         1,586
                                                     -------       -------
                     Net loans                       $50,550       $62,820
                                                     =======       =======

    An analysis of the changes in the allowance for loan losses follows:

                                                      1998          1997
                                                     ------        ------
      Balance at January 1                           $1,586        $1,624
                                                     ------        ------

      Loans charged off                              (1,119)       (1,172)
      Recoveries                                        553           131
                                                     ------        ------
                     Net charge offs                   (566)       (1,041)
                                                     ------        ------
      Provision for loan losses                         140         1,003
                                                     ------        ------
      Balance at December 31                         $1,160        $1,586
                                                     ======        ======


    As discussed in Note 11, in October 1998, the Company liquidated all of its impaired loans. At December 31, 1997, the outstanding balance of impaired loans recognized in conformity with FASB Statement No. 114 as amended by FASB Statement No. 118 was $3,364,000. The average recorded investment in impaired loans during 1998 and 1997 was $2,337,000 and $1,969,000, respectively. At December 31, 1997, the allowance for loan losses related to the impaired loans was $655,000, while at December 31, 1998, there was no allowance allocated since there were no impaired loans outstanding. Payments received on impaired loans and applied to principal, net of the 1998 liquidating sale, were $550,000 and $314,000 in 1998 and 1997, respectively. The Bank is not committed to lend additional funds to debtors whose loans are impaired.

FIRST LEHIGH CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

    Smaller balance homogeneous loans excluded from the impaired loan classification include residential real estate and consumer loans.

    The Corporation makes loans to its officers and directors and to their associates. Related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than normal risk of collectibility. The following table summarizes loan activity with officers, directors and their associates during the years ended December 31, 1998 and 1997 (in thousands):


                                                          1998          1997
                                                         ------        ------
      Balance, beginning                                 $2,190        $2,395
      Advances                                               88            40
      Payments and other reductions                        (341)         (245)
                                                         ------        ------

      Balance, ending                                    $1,937        $2,190
                                                         ======        ======


 6. FORECLOSED ASSETS HELD FOR SALE

    The following table summarizes the activity in foreclosed assets held for sale during the years ended December 31, 1998 and 1997 (in thousands):

                                                          1998          1997
                                                         ------        ------

      Balance, beginning                                 $1,897        $5,200
      Transfers from loans                                  936           539
      Additional capitalized costs                           55            97
      Disposals                                          (2,571)       (3,234)
      Charge-offs                                          (317)         (705)
                                                         ------        ------

            Total                                            --         1,897

      Less allowance for write-downs of foreclosed assets    --           300
                                                         ------        ------

      Balance, ending                                    $   --        $1,597
                                                         ======        ======

FIRST LEHIGH CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

    The following table summarizes the activity in the allowance for write-downs of foreclosed assets during the years ended December 31, 1998 and 1997 (in thousands):


                                                          1998       1997
                                                         -----      -----
      Balance, beginning                                  $300       $350
      Provision for foreclosed asset losses                 17        655
      Charge-offs                                         (317)      (705)
                                                          ----       ----

      Balance, ending                                     $ --       $300
                                                          ====       ====


 7. PREMISES AND EQUIPMENT

    The following is a summary of premises and equipment at December 31, 1998 and 1997 (in thousands):

                                                          1998       1997
                                                        ------     ------
      Land and improvements                             $  893     $  893
      Buildings and leasehold improvements               3,722      4,323
      Equipment and fixtures                             1,687      2,018
                                                        ------     ------

            Total                                        6,302      7,234

      Less accumulated depreciation and amortization     2,141      2,869
                                                        ------     ------

                    Total                               $4,161     $4,365
                                                        ======     ======

FIRST LEHIGH CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

 8. TIME DEPOSITS

    The aggregate amount of time certificates of deposit in denominations of $100,000 or more was $7,328,000 and $7,293,000 at December 31, 1998 and
    1997, respectively. Interest related to time certificates of deposit in denominations of $100,000 or more was approximately $417,000 and $399,000 for the years ended December 31, 1998 and 1997, respectively.

    At December 31, 1998, the scheduled maturities of certificates of deposit under $100,000 are as follows:

      1999                                                         $38,287
      2000                                                           6,575
      2001                                                           2,235
      2002 and thereafter                                            1,495
                                                                   -------

                                                                   $48,592
                                                                   =======


 9. LONG-TERM DEBT

    The Corporation has a secured promissory note with principal payments of $9,100, plus interest, due monthly, maturing in 1999. Interest is calculated by using the lender's commercial rate plus .6%. At December 31, 1998, $54,000 was outstanding on this debt. The note is secured by less than 10% of the shares of Bank stock owned by the Corporation.

    The Corporation has a mortgage payable with Firstrust Bank of $2,008,000 at December 31, 1998. The mortgage is due in monthly payments, including interest at 8.25%, of $22,026 through February 2001 with the outstanding balance due in a balloon payment of approximately $1,780,000. The mortgage is secured by real estate with a carrying value of approximately $2,923,000.

    Maturities of long-term debt at December 31, 1998 are as follows:

      YEARS ENDING DECEMBER 31
      ------------------------

        1999                                                  $  164,000
        2000                                                     110,000
        2001                                                  $1,788,000
                                                              ----------

                                                              $2,062,000
                                                              ==========

FIRST LEHIGH CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

10. SHAREHOLDERS' INVESTMENT

    Shareholders' investment at December 31, 1998 and 1997 consists of the following (in thousands, except share information):

                                                                          1998       1997
                                                                         ------     ------

      Senior preferred stock, par value $.01 per share, 1,500,000
        shares authorized, 894,223 and 900,363 shares issued and             $9         $9
        outstanding in 1998 and 1997, respective

      Series A preferred stock, par value $.01 per share, 1,000,000
        shares authorized; 682,000 shares issued and                          7          7
        outstanding (liquidation preference of $2,114)

      Common stock, par value $.01 per share, 10,000,000 shares
        authorized; 2,056,140 and 2,050,000 shares issued and
        outstanding in 1998 and 1997, respectively                           20         20

      Contributed capital in excess of par value                          9,171      9,171

      Retained earnings, including partner's equity from partnership
         included in consolidation                                            1      5,268

      Net unrealized appreciation (depreciation) on securities
         available-for-sale                                                 108        (25)
                                                                         ------    -------

                Total shareholders' investment                           $9,316    $14,450
                                                                         ======    =======

    Each share of the Corporation's senior preferred stock is convertible, at the option of the shareholder, to common stock at the rate of one share of common stock for each share of senior preferred stock. Conversion rates are adjusted for common stock dividends and splits. The senior preferred stock dividend is at an annual rate of $.25 per share. The liquidation price of the senior preferred stock is $5.00 plus any accrued dividends. Dividends of $280,025 and $406,359 were paid to senior preferred stockholders in 1998 and 1997, respectively. The 1997 amounts include $237,542 of dividends in arrears.

FIRST LEHIGH CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

    Each share of the Series A preferred stock with a par value of $.01 is convertible at the option of the holder to common stock at the rate of .8 of a share of common stock for each share of Series A preferred stock until March 31, 1999. Conversion rates are adjusted for common stock dividends and splits. The Series A preferred stock dividend is at an annual rate of $.3255 per share. Dividends of $1,331,946 and $332,986 were paid to the Series A preferred stockholders in 1998 and 1997, respectively. The amounts paid included $1,054,457 and $221,990 of dividends in arrears at 1998 and 1997, respectively. At December 31, 1998, all dividends in arrears were paid to the stockholders.


11. BULK SALE OF LOANS AND FORECLOSED ASSETS

    In October 1998, the Company sold the majority of its foreclosed assets, impaired loans and certain other loans and assets. The following assets were included in the bulk sale:


      Performing loans                                          $4,527,000
      Impaired loans                                             2,580,000
      Foreclosed assets                                          1,434,000
      Loans - 90 days and over                                     857,000
      Other assets                                                 141,000
                                                                ----------
                                                                $9,539,000
                                                                ==========

    The Company received cash of approximately $6.716 million for the above assets, resulting in a loss on the sale of $2.822 million.

FIRST LEHIGH CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

12. EARNINGS PER SHARE

    The following data show the amounts used in computing earnings per share and the effects of income and the weighted average number of shares of dilutive potential common stock for the years ended December 31, 1998 and 1997:

                                                      INCOME       COMMON SHARES
                                                    NUMERATOR       DENOMINATOR        EPS
                                                   ----------       -----------      ------
    1998
    ----
      Net loss                                    $(3,877,751)
      Less preferred stock dividends:
        Series A                                     (221,991)
        Senior                                       (223,752)
                                                   ----------
      Basic EPS
      ---------
        Net income available to common
           shareholders                            (4,323,494)     2,054,469         $(2.10)
                                                                                     ======

      Dilutive effect of potential common stock
      -----------------------------------------
        Stock options:
           Exercise of options outstanding                            60,000
           Hypothetical share repurchase
             at $6.46                                                (32,493)

        Preferred stock:
           Common shares issued upon
             assumed conversion:
               Series A                                              545,600
               Senior                                                895,894
        Preferred dividend that would not
           apply upon conversion                      445,743
                                                  -----------      ---------
      Diluted EPS                                 $(3,877,751)     3,523,470         $(1.10)
      -----------                                 ===========      =========         ======

    The Basic EPS value of ($2.10) is used for diluted EPS since inclusion of the potential common stock equivalents is antidilutive.

FIRST LEHIGH CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------


                                               INCOME       COMMON SHARES
                                              NUMERATOR       DENOMINATOR        EPS
                                             ----------       -----------      ------
    1997
    ----
      Net income                             $3,002,876
      Less preferred stock dividends:
        Series A                               (221,991)
        Senior                                 (225,091)
                                             ----------
      Basic EPS
      ---------
        Net income available to common
           shareholders                       2,555,794      2,002,877          $1.28
                                                                                =====

      Dilutive effect of potential common stock
      -----------------------------------------
        Stock options:
           Exercise of options
           outstanding                                          60,000
           Hypothetical share repurchase
             at $7.75                                          (27,097)

        Preferred stock:
           Common shares issued upon
             assumed conversion:
               Series A                                        545,600
               Senior                                          900,363
        Preferred dividend that would not
           apply upon conversion                447,082
                                             ----------      ---------
      Diluted EPS                            $3,002,876      3,481,743           $.86
      -----------                            ==========      =========           ====


FIRST LEHIGH CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

13. NONCASH INVESTING AND FINANCING ACTIVITIES

    CONSOLIDATION OF PARTNERSHIP INTEREST
    -------------------------------------

      In December 1997, a settlement was reached involving ongoing litigation centered on a partnership, in which the Company was a limited partner, which owned the building which houses a branch and administrative offices of the Bank. As part of this litigation settlement, the Company received $184,000 representing a $47,000 general partnership interest and a cash settlement of $137,000. The entire $184,000 has been included in other income in 1997. After receipt of this settlement, the Company's ownership interest as a general partner exceeded 50%, and therefore, the Company has been required under generally accepted accounting principles to include in its 1997 financial statements all of the accounts of this previously unconsolidated subsidiaries. The pro forma balances of this partnership after elimination of intercompany balances are as follows:

      ASSETS
     -----------
         Premises and equipment                     $ 1,051,000
         Other assets                                   252,000
                                                    -----------
                     Total assets                   $ 1,303,000
                                                    ===========

      LIABILITIES AND EQUITY
     -----------------------
         Mortgage payable                           $ 1,051,000
         Other liabilities                                7,000
         Minority interest                              191,000
                                                    -----------
                Total liabilities                     1,249,000

         Equity                                          54,000
                                                    -----------
                     Total liabilities and equity   $ 1,303,000
                                                    ===========

      INCOME STATEMENT
      ----------------
         Noninterest income                         $   188,000
         Mortgage interest                              (88,000)
         Occupancy expenses                            (141,000)
                                                    -----------
                     Net loss                       $   (41,000)
                                                    ===========


    DIVIDEND PAYMENTS
    -----------------

      At December 31, 1997, the Company has accrued $222,000 of dividends payable to its stockholders in the first quarter of 1998.

    ISSUANCE OF COMMON STOCK
    ------------------------

      The Company, under the terms of its nonqualified stock bonus plan, issued 50,000 shares of its common stock in 1997 at the option price of $150,000.

FIRST LEHIGH CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

14. INCOME TAXES

    The reasons for the difference between the provision for income taxes and the amount computed by applying the statutory federal income tax rate of 34% to income before provision for income taxes are as follows (in thousands):

                                                                    1998       1997
                                                                  -------    -------
      Expected provision                                          $(1,356)    $1,021
      Effect of tax-exempt income                                      (9)        (9)
      Effect of dividends received deduction                          (44)       (37)
      Other                                                             2          3
      Net operating loss carryforward                               1,407       (978)
                                                                  -------     ------

                  Provision (credit) for income taxes             $    --     $   --
                                                                  =======     ======


    At December 31, 1998, the Corporation has a net operating loss carryforward of approximately $5,251,000 available to offset future taxable income, which begins to expire in 2007 if not utilized.

    The deferred income tax asset and liability components are as follows at December 31, 1998 and 1997 (in thousands):


                                                                     1998       1997
                                                                  -------    -------
      Deferred tax assets:
         Net operating loss                                       $ 1,785    $   543
         Write-down of foreclosed assets held for sale                 --        492
         Accrued expenses                                              --         17
         Net unrealized losses on securities available-for-sale        --          8
                                                                  -------    -------

                Total                                               1,785      1,060
                                                                  -------    -------
      Deferred tax liabilities:
         Trading securities gains                                    (318)      (905)
         Net unrealized gains on securities available-for-sale        (37)        --
         Depreciation                                                 (18)       (86)
         Deferred loan costs, net                                     (17)       (11)
         Loan losses                                                   (8)       (52)
         Accretion                                                     (7)        (6)
                                                                  -------    -------

                Total                                                (405)    (1,060)
                                                                  -------    -------

      Valuation allowance                                          (1,380)        --
                                                                  -------    -------

      Net deferred tax asset                                      $    --    $    --
                                                                  =======    =======

FIRST LEHIGH CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

15. REGULATORY MATTERS AND RESTRICTIONS

    The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possible additional discretionary - actions by regulators, that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

    Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1998, that the Bank meets all capital adequacy requirements to which it is subject.

    To be categorized as well capitalized, a bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. The Bank's actual capital amounts and ratios are also presented in the table. The Company's consolidated capital ratios are not significantly different from those of the Bank. No amounts were deducted from capital for interest-rate risk in either 1998 or 1997.

                                                                                   TO BE WELL
                                                                               CAPITALIZED UNDER
                                                         FOR CAPITAL                PROMPT
                                                           ADEQUACY            CORRECTIVE ACTION
   (Dollars in thousands)        .......ACTUAL.....    ....PURPOSES.....      ....PROVISIONS....
                                  AMOUNT      RATIO     AMOUNT     RATIO       AMOUNT      RATIO
                                  ------      -----     ------     -----       ------      -----
      As of December 31, 1998:
        Total capital (to risk
           weighted assets)      $ 9,409      15.39%    $4,892      8.00%      $6,115      10.00%
        Tier I capital (to
           risk weighted assets) $ 8,640      14.13%    $2,446      4.00%      $3,669       6.00%
        Tier I capital (to
           average assets) *     $ 8,640       8.21%    $4,209      4.00%      $5,261       5.00%
      As of December 31, 1997:
        Total capital (to risk
           weighted assets)      $14,714      19.28%    $6,104      8.00%      $7,631      10.00%
        Tier I capital (to
           risk weighted assets) $13,752      18.02%    $3,052      4.00%      $4,578       6.00%
        Tier I capital (to
           average assets) *     $13,752      12.58%    $4,372      4.00%      $5,464       5.00%

* The Department requires a minimum of 6.5% under the terms of the Pennsylvania Order.

FIRST LEHIGH CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

    Certain restrictions exist regarding the ability of the Bank to transfer funds to First Lehigh Corporation in the form of cash dividends, loans and advances. As of December 31, 1998, no retained earnings of the Bank (included in consolidated retained earnings) were available for distribution to First Lehigh Corporation as dividends, without prior regulatory approval. In addition, First Lehigh Corporation is unable to pay dividends at December 31, 1998, without the prior approval of the Federal Reserve Bank.

    Additionally, the Bank is limited to the amount it may loan or advance to its affiliates unless such loans or advances are collateralized by specified obligations. At December 31, 1998, the maximum amount available for unsecured loans from the Bank to First Lehigh Corporation approximates $1,400,000.


16. PROFIT-SHARING PLAN

    The Corporation has a noncontributory profit-sharing plan covering eligible employees. Costs of the profit-sharing plan are funded as accrued. Contributions to the plan are discretionary and are determined annually by the Bank's board of directors. Profit sharing expense of $25,000 was recorded for both 1998 and 1997.


17. STOCK OPTIONS

    1997 NONQUALIFIED STOCK OPTION PLAN

      On November 12, 1997, the Corporation instituted a nonqualified stock option plan for the purpose of securing and retaining key employees. Under this plan, 75,000 shares of common stock have been reserved for future issuance. The option period may vary by agreement, but in no case shall be exercisable after ten years from the date of grant. On December 11, 1997, the Corporation issued options to purchase 50,000 shares of the Corporation's common stock at an option price of $3.00 per share. The options were all exercised prior to December 31, 1997.

    1989 EQUITY INCENTIVE

      In 1989, the Corporation formed the "First Lehigh Corporation 1989 Equity Incentive Plan" for which stock options may be granted to employees for the purchase of up to 84,000 shares of the Corporation's common stock. On December 7, 1995, 60,000 options were issued at $3.50 per share. These options expire December 2005.

FIRST LEHIGH CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

    The Corporation applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its stock option plans. The compensation expense attributable to the participants of the 1997 Nonqualified Stock Option Plan was $100,000. If the Company utilized SFAS No. 123 based on the fair value at the grant date for awards, there would have been no effect on income or earnings per share.

    For purposes of the SFAS No. 123 calculations, the fair value of each option grant is estimated using the Black-Scholes option - pricing model with the following weighted-average assumptions for grants issued in 1997:

         Dividend yield                                 .00%
         Expected volatility                            .00%
         Risk-free interest rate                       5.55%
         Expected life                                 None


18. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

    The Corporation is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve to varying degrees elements of credit, interest rate or liquidity risk in excess of the amount recognized in the consolidated balance sheet.

    The Corporation's exposure to credit loss from nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Corporation uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

    The Corporation generally does not require collateral or other security to support financial instruments with off-balance sheet credit risk.

    Financial instruments whose contract amounts represent credit risk are as follows at December 31, 1998:

      Commitments to extend credit                                $3,544
      Standby letters of credit                                   $  831

FIRST LEHIGH CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

    Commitments to extend credit are legally binding agreements to lend to customers. Commitments generally have fixed expiration dates or other termination clauses and may require payment of fees. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future liquidity requirements. The Corporation evaluates each customer's credit-worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Corporation on extension of credit is based on management's credit assessment of the counterparty.

    Standby letters of credit are conditional commitments issued by the Corporation guaranteeing performance by a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.


19. FAIR VALUES OF FINANCIAL INSTRUMENTS

    The estimated fair values of the Company's financial instruments at December 31, 1998 and 1997, are as follows (in thousands):

                                           ........1998.......   ........1997.......
                                           CARRYING     FAIR     CARRYING     FAIR
                                            AMOUNT     VALUE      AMOUNT     VALUE
                                            ------     -----      ------     -----
      Financial assets:
         Cash and cash equivalents           $7,868     $7,868     $8,081     $8,081
         Trading account securities           7,715      7,715      7,571      7,571
         Securities available-for-sale       33,528     33,528     17,908     17,908
         Securities held-to-maturity          1,070      1,094      4,085      3,990
         Loans, net of allowance             50,550     51,195     62,769     64,276
         Accrued interest receivable            670        670        758        758

      Financial liabilities:
         Deposits                            94,485     96,261     92,146     92,598
         Long-term debt                       2,062      2,062      1,214      1,214
         Accrued interest payable               209        209        211        211

FIRST LEHIGH CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

20. FIRST LEHIGH CORPORATION (Parent company only) CONDENSED FINANCIAL STATEMENTS (In thousands):



                             CONDENSED BALANCE SHEET
                             -----------------------
                                                                      1998      1997
                                                                      ----      ----
      Assets:
         Deposits with bank subsidiaries                           $    574    $    754
         Accounts receivable                                             --          52
         Investment in subsidiaries                                   8,748      13,727
         Premises and equipment                                       2,215       2,346
         Other assets                                                    51         313
                                                                   --------    --------
                  Total assets                                     $ 11,588    $ 17,192
                                                                   ========    ========


      Liabilities and shareholders' investment:
         Demand notes payable                                      $     54    $    163
         Other liabilities                                              209         476
         Long-term debt                                               2,009       2,103
                                                                   --------    --------

              Total liabilities                                       2,272       2,742

         Shareholders' investment                                     9,316      14,450
                                                                   --------    --------

                  Total liabilities and shareholders' investment   $ 11,588    $ 17,192
                                                                   ========    ========

                        CONDENSED STATEMENT OF OPERATIONS
                        ---------------------------------
                                                                       1998        1997
                                                                       ----        ----

         Investment income                                         $     16    $     18
         Other income                                                   319         449
         Other expenses                                                (312)       (312)
         Interest expense                                              (179)       (197)
                                                                   --------    --------

         Loss before equity of subsidiaries                            (156)        (42)

         Equity in earnings of subsidiaries                          (3,722)      3,045
                                                                   --------    --------
         Net (loss) income                                         $ (3,878)   $  3,003
                                                                   ========    ========

FIRST LEHIGH CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------


                        CONDENSED STATEMENT OF CASH FLOWS
                        ---------------------------------

                                                                      1998       1997
                                                                      ----       ----
      Cash flows from operating activities:
         Net (loss) income                                         $(3,878)   $ 3,003
         Adjustments to reconcile net (loss) income to
           net cash used in operating activities:
              Gain on sale of equipment                                (12)
              Depreciation of premises and equipment                   108
              Equity in net (loss) income of subsidiaries            3,722     (3,045)
              Increase or decrease in:
                Accounts receivable                                     52        (47)
                Other assets                                           253        (72)
                Other liabilities                                      (35)       172
                                                                   -------    -------

                  Net cash provided by operating activities            210         11
                                                                   -------    -------

      Cash flows provided by investing activities,
         Dividends received from subsidiaries                        1,389        962
                                                                   -------    -------

      Cash flows from financing activities,
         Distributions to shareholders                              (1,611)      (740)
         Payments on note payable                                     (109)        --
         Payments on long-term debt                                    (94)        --
         Purchases of property, plant and equipment                     (2)        --
         Proceeds from sale of property and equipment                   37       (109)
                                                                   -------    -------

                  Net cash used in investing activities             (1,779)      (849)
                                                                   -------    -------

      Net (decrease) increase in deposits with bank subsidiaries      (180)       124


      Deposits with bank subsidiaries at beginning of year             754        630
                                                                   -------    -------
      Deposits with bank subsidiaries at end of year               $   574    $   754
                                                                   =======    =======

FIRST LEHIGH CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

21. SUBSEQUENT EVENT

    On January 22, 1999, all of the outstanding preferred and common stock of the Corporation was acquired by Patriot Bank Corp. in a tax-free exchange. In accordance with the merger agreement, each First Lehigh Corporation shareholder will receive .482 shares of Patriot Bank Corp. common stock in exchange for each share of First Lehigh Corporation common and senior preferred stock and .38562 shares of Patriot Bank Corp. common stock in exchange for each share of First Lehigh Corporation Series A preferred stock.












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                                       -34